Exhibit 99.1

Rubius Therapeutics Appoints Dannielle Appelhans as Chief Operating Officer

CAMBRIDGE Mass., July 29, 2021 (GLOBE NEWSWIRE) -- Rubius Therapeutics, Inc. (Nasdaq: RUBY), a clinical-stage biopharmaceutical company that is genetically engineering red blood cells to create an entirely new class of cellular medicines called Red Cell Therapeutics™ for the treatment of cancer and autoimmune diseases, today announced the appointment of Dannielle Appelhans as chief operating officer, effective August 9, 2021. She will oversee corporate strategy and technical operations.

“Dannielle brings significant experience driving corporate strategy for biopharmaceutical organizations as they evolve from early- to late-stage development, with a particular focus on clinical and commercial manufacturing and scaling supply chains,” said Pablo J. Cagnoni, M.D., president and chief executive officer at Rubius Therapeutics. “As Rubius looks to the future, Dannielle’s contributions will be critical as we expand our reach to serve more patients globally.”

Most recently, Ms. Appelhans served as senior vice president of technical operations and chief technical officer at Novartis Gene Therapies, where she oversaw late-stage development, clinical and commercial manufacturing, supply chain and all supporting operational functions for the gene therapy unit and AAV portfolio. Since 2014, she held positions of increasing responsibility in global supply chain, strategy and operational excellence across several divisions within Novartis. Before joining Novartis, Ms. Appelhans was a senior engagement manager at McKinsey & Company, working in the pharmaceutical operations practice. Earlier in her career she held roles of increasing responsibility at Eli Lilly and Company.

“With its first cancer medicines in the clinic, Rubius has an exciting opportunity to lay the foundation for significant growth as the company scales the organization to reach more patients,” said Dannielle Appelhans, incoming chief operating officer at Rubius Therapeutics. “I look forward to joining a remarkable team and applying my experience and passion for growing global organizations to deliver on the promise of Rubius’ unique pipeline of Red Cell Therapeutics™.”

Ms. Appelhans has an MBA from MIT Sloan School of Management, a Master of Science from Massachusetts Institute of Technology and a Bachelor of Science from the University of Michigan in mechanical engineering.

About Rubius Therapeutics

Rubius Therapeutics is a clinical-stage biopharmaceutical company developing a new class of medicines called Red Cell Therapeutics™. The Company’s proprietary RED PLATFORM® was designed to genetically engineer and culture Red Cell Therapeutics™ that are selective, potent and off-the-shelf allogeneic cellular therapies for the potential treatment of several diseases across multiple therapeutic areas. Rubius’ initial focus is to advance RCT™ product candidates for the treatment of cancer and autoimmune diseases by leveraging two distinct therapeutic modalities — potent cell-cell interaction and tolerance induction. Rubius Therapeutics was named among the 2020 Top Places to Work in Massachusetts by the Boston Globe, and its manufacturing site was recently named 2021 Best Places to Work in Rhode Island by Providence Business News. For more information, visit www.rubiustx.com, follow us on Twitter or LinkedIn or like us on Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding our expectations with respect to the therapeutic potential of our pipeline of Red Cell Therapeutics, including RTX-240, our expectations regarding the timing, enrollment, data from and success of the future cohorts and phases of the clinical trial of RTX-240, including the Phase 1/2 clinical trial of RTX-240, our expectations regarding the biological effects of RTX-240 on innate and adaptive immunity and the related therapeutic benefits, including the therapeutic window, and beliefs about the safety and efficacy profile of RTX-240 and its potential role in the treatment of cancer, and our expectations regarding our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the development of our Red Cell Therapeutic product candidates, including RTX-240, and their therapeutic potential and other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contacts:

Investors

Elhan Webb, CFA, Vice President of Investor Relations

elhan.webb@rubiustx.com

Media

Marissa Hanify, Director, Corporate Communications

Marissa.hanify@rubiustx.com

Dan Budwick, 1AB

+1 (973) 271-6085

dan@1abmedia.com